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                                  Exhibit 23.3

                               CONSENT OF COUNSEL
                               ------------------



         We hereby consent to the reference to us in the Prospectus constituting part of this Registration Statement on Form S-1, under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    /s/ Richards, Layton & Finger PA
                                    ---------------------------------
                                    Richards, Layton & Finger PA




Wilmington, Delaware
November 1, 1999